UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On July 28, 2008, OccuLogix, Inc. (the “Company”) issued a press release announcing that it has secured a bridge loan in an aggregate principal amount of U.S.$3,403,500 from a number of private parties (the “Additional Bridge Loan”).  U.S.$2,893,500 of the principal amount of the Additional Bridge Loan will be advanced by certain of the investors who had agreed to purchase shares of the Company’s common stock in the proposed private placement of U.S.$5,076,500 of the Company’s common stock, first announced on May 20, 2008 (the “Private Placement”).  The Company has agreed to reduce the dollar amounts of these investors’ respective commitments in the Private Placement by the principal amount of the Additional Bridge Loan that each of them will be advancing to the Company.

The Company anticipates the funding of the Additional Bridge Loan to be complete on or about July 31, 2008.  The proceeds of the Additional Bridge Loan will be used for general corporate purposes of the Company and OcuSense.

The Additional Bridge Loan will constitute an increase to the principal amount of the U.S.$3,300,000 principal amount bridge loan of the Company that is currently outstanding (the “Original Bridge Loan”).  The Original Bridge Loan had been advanced in two tranches—U.S.$3,000,000 of the principal amount had been advanced on February 19, 2008, and U.S.$300,000 of the principal amount had been advanced on May 5, 2008.  The Additional Bridge Loan will be advanced on substantially the same terms and conditions as the Original Bridge Loan pursuant to an agreement (the “Loan Amending Agreement”) which, among other things, amends the Loan Agreement, dated as of February 19, 2008, by and among the Company, the lenders listed on the Schedule of Lenders attached thereto as Exhibit A and Marchant Securities Inc. (“Marchant”), as amended by the Amending Agreement, dated as of May 5, 2008, by and among the Company, the lenders listed on the Schedule of New Lenders attached thereto as Exhibit A and Marchant (the “Original Loan Agreement”).  The Original Loan Agreement, as amended, by the Loan Amending Agreement hereinafter is referred to as the “Amended Loan Agreement”.

The Additional Bridge Loan will bear interest at a rate of 12% per annum and will have the same maturity date as the Original Bridge Loan.  Like the repayment of the Original Bridge Loan, the repayment of the Additional Bridge Loan will be secured by a pledge by the Company of its currently held majority ownership interest in OcuSense, Inc. (“OcuSense”), which is 50.1% on a fully diluted basis and 57.62% on an issued and outstanding basis.

Under the terms of the Amended Loan Agreement, the Company has two pre-payment options available to it, should it decide to not wait until the maturity date to repay the obligations owing thereunder.  Under the first pre-payment option, the Company may repay the Original Bridge Loan and the Additional Bridge Loan in full by paying the lenders, in cash, the amount of outstanding principal and accrued interest and issuing to the lenders five-year warrants in an aggregate amount equal to approximately 19.9% of the issued and outstanding shares of the Company’s common stock (but not to exceed 20% of the issued and outstanding shares of the Company’s common stock).  The warrants would be exercisable into shares of the Company’s common stock at an exercise price of U.S.$0.10 per share and would not become exercisable until the 180th day following their issuance.  Under the second pre-payment option, provided that the Company has closed a private placement of shares of its common stock for aggregate gross proceeds of at least U.S.$1,000,000, the Company may repay the Original Bridge Loan and the Additional Bridge Loan in full by issuing to the lenders shares of its common stock, in an aggregate amount equal to the amount of outstanding principal and accrued interest, at a 15% discount to the price paid by the Private Placement investors.

The Company intends to pre-pay the Original Bridge Loan and the Additional Bridge Loan by exercising the above-described second pre-payment option.  Such pre-payment will entail the issuance of a minimum of 78,864,705 shares of the Company’s common stock, for which stockholder and regulatory approval will be required.

The Company now expects the gross aggregate proceeds of the Private Placement to be U.S.$2,173,000 and anticipates that, during the next two weeks, it will enter into amending agreements with each of the Private Placement investors (the “SPA Amending Agreements”).  The SPA Amending Agreements will amend the Securities Purchase Agreement, dated as of May 19, 2008, by and among the Company, Marchant Securities Inc. and the investors listed on the Schedule of Investors attached thereto as Exhibit A (the “Securities Purchase Agreement”), so as to effect, among other things, the Company’s agreement to reduce thereunder the dollar amounts of the respective commitments of those Private Placement investors who have agreed to advance to the Company a portion of the Additional Bridge Loan.  A copy of the form of the SPA Amending Agreements is attached to this Current Report on Form 8-K as Exhibit 10.1.  The Securities Purchase Agreement, as such agreement will be amended by the SPA Amending Agreements, hereinafter is referred to as the “Amended Securities Purchase Agreement”.

For services rendered to the Company in connection with the first tranche of the Original Bridge Loan, the Company paid Marchant a commission of U.S.$180,000 in cash.  For services rendered to the Company in connection with the second tranche of the Original Bridge Loan, the Additional Bridge Loan and the Private Placement, the Company has agreed to pay, but has not yet paid, Marchant commissions in the aggregate amount of U.S.$84,480.  Subject to obtaining the requisite stockholder and regulatory approvals, the Company proposes to pay the outstanding commissions by issuing shares of the Company’s common stock to Marchant, at a per share price equal to the per share price at which the Private Placement investors will be purchasing shares of the Company’s common stock in the Private Placement pursuant to the Amended Securities Purchase Agreement.

Marchant is indirectly beneficially owned, as to approximately 32% by Elias Vamvakas, the Company’s Chairman and Chief Executive Officer, and members of his family.

On July 28, 2008, the Company entered into an amending agreement (the “Amending Agreement”) to amend the Agreement and Plan of Merger and Reorganization, dated as of April 22, 2008, by and among the Company, OcuSense Acquireco, Inc. (“OcuSense Acquireco”), which is a wholly-owned subsidiary of the Company, and OcuSense (the “Merger Agreement”).  On April 22, 2008, the Company had announced its intention to acquire, pursuant to the Merger Agreement, the minority ownership interest in OcuSense that it does not already own.  The Merger Agreement provides for the statutory merger of OcuSense Acquireco with and into OcuSense, whereupon the separate corporate existence of OcuSense Acquireco will cease and OcuSense will continue as a wholly-owned subsidiary of the Company.  As merger consideration, the Company expects to issue an aggregate of 79,248,175 shares of its common stock to the minority stockholders of OcuSense.

One of the closing conditions in the Merger Agreement required the Company to be capitalized with at least U.S.$4,000,000 of unrestricted cash available to fund the working capital and general and administrative expenses of the Company and OcuSense.  The Amending Agreement has decreased that dollar amount to U.S.$1,000,000, which decrease the parties thereto believe appropriate in view of the Company’s intention to use some of the proceeds of the Additional Bridge Loan for OcuSense’s general corporate purposes and the fact that the Private Placement is anticipated to generate gross aggregate proceeds in an amount less than originally planned.  In addition to some minor amendments, the Amending Agreement also postponed, until October 31, 2008, the date on which the transactions contemplated by the Merger Agreement would need to be completed before either the Company or OcuSense would have the ability to terminate the Merger Agreement as a matter of right.  A copy of the Amending Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amending Agreement by and among OccuLogix, Inc., Marchant Securities Inc. and the investor party thereto.

10.2	Amending Agreement, dated as of July 28, 2008, by and among OccuLogix, Inc., OcuSense Acquireco, Inc. and OcuSense, Inc.

99.1	Press Release of OccuLogix, Inc. dated July 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: July 28, 2008
	By:	/s/Suh Kim
Suh Kim
General Counsel